SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report March 2, 2001
                                         -------------
                        (Date of earliest event reported)


                               FORD MOTOR COMPANY
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


               1-3950                                   38-0549190
               ------                                   ----------
       (Commission File Number)              (IRS Employer Identification No.)


 One American Road, Dearborn, Michigan                     48126
 -------------------------------------                     -----
(Address of principal executive offices)                 (Zip Code)



         Registrant's telephone number, including area code 313-322-3000
                                                            ------------

Item 5.  Other Events.
---------------------

     Mr. Henry D. G. Wallace, Group Vice President and Chief Financial Officer of Ford Motor Company ("Ford"), is announcing today, March 2, 2001, that Ford is comfortable with the consensus analysts' earnings estimate for Ford of 51 cents per diluted share for the first quarter of 2001, as reported by First Call Corporation, despite Ford's expectation that its United States marketing costs as a percentage of gross revenue will be about 12% in the first quarter of 2001, compared with 11% for last year's first quarter.

     The foregoing constitutes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the United States and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth; market acceptance of our new products; currency fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the United States; lower-than-anticipated residual values for leased vehicles; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, increased warranty costs or litigation.




                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

                                           FORD MOTOR COMPANY
                                           ---------------------------------
                                           (Registrant)


Date:  March 2, 2001                       By: /s/ Peter Sherry, Jr.
                                               -----------------------------
                                               Peter Sherry, Jr.
                                               Assistant Secretary